Keurig Dr Pepper Reports Strong Q2 2019 Results

Delivers Significant Growth in EPS
Reaffirms Full Year 2019 Guidance

BURLINGTON, MA and PLANO, TX (August 8, 2019) - Keurig Dr Pepper Inc. (NYSE: KDP) today reported financial results for the second quarter ended June 30, 2019 and reaffirmed guidance for Adjusted diluted EPS(1) growth of 15% to 17% for the full year.

GAAP performance in the second quarter of 2019 was significantly impacted by the merger between Keurig Green Mountain and Dr Pepper Snapple Group, which was completed in July 2018. As a result, compared to the prior year period, net sales advanced 196% to $2.81 billion, operating income increased 251% to $587 million and earnings per diluted share (“diluted EPS”) grew 120% to $0.22.

The net sales of $2.81 billion in the second quarter of 2019 declined 0.4%, compared to Adjusted pro forma net sales of $2.82 billion in the prior year period, reflecting strong underlying net sales growth of 2.6% that was more than offset by the expected unfavorable impact of changes in the Company’s Allied Brands portfolio. Adjusted diluted EPS increased 15% to $0.30 in the second quarter, compared to Adjusted pro forma diluted EPS of $0.26 in the year-ago period.
Commenting on the announcement, Keurig Dr Pepper Chairman and CEO Bob Gamgort stated, “Our strong quarterly results cap an outstanding first year for Keurig Dr Pepper. Our team has executed well across the board, integrating two companies into one seamless total beverage organization, gaining or maintaining market share across the majority of our portfolio and delivering the bold financial commitments communicated at the time of the merger announcement. Looking ahead, we remain confident in the delivery of our long-term value creation framework.”

Second Quarter Consolidated Results
Net sales increased to $2.81 billion in the second quarter of 2019, compared to $0.95 billion in the year-ago quarter, primarily reflecting the impact of the merger. Compared to Adjusted pro forma net sales of $2.82 billion in the second quarter of 2018, net sales declined 0.4%. This performance reflected strong underlying net sales growth of 2.6%, driven by increased volume/mix of 2.1% and higher net price realization of 0.5%, as well as a 0.2% benefit from the shift of Easter into the second quarter of 2019. More than offsetting these positive drivers was the expected unfavorable impact related to changes in the Company’s Allied Brands portfolio that totaled 3.0%, as well as unfavorable foreign currency translation of 0.2%.

(1) Adjusted financial metrics used in this release are non-GAAP measures and refer to results in 2019. Adjusted pro forma financial metrics also used in this release for results in 2018 are also non-GAAP measures and assume the merger occurred on December 31, 2016 and adjust for other items affecting comparability. See reconciliations of GAAP results to Adjusted results, in the case of 2019 metrics, and to Adjusted pro forma results, in the case of 2018 metrics, in the accompanying tables.

KDP in-market performance(1) was solid in the second quarter of 2019, growing dollar consumption and gaining or maintaining market share in several key categories, including CSD’s3, single-serve coffee, premium unflavored still water, shelf stable fruit drinks and RTD(2) coffee. This performance reflected the strength of Dr Pepper and Canada Dry CSD’s, CORE Hydration, Peet’s and Forto RTD coffees and Snapple juice drinks. In coffee, retail consumption of single-serve pods manufactured by KDP grew approximately 5%, and dollar market share was essentially even with year-ago at 81.6%.

Operating income increased to $587 million in the second quarter of 2019, compared to $167 million in the year-ago period, primarily reflecting the impact of the merger, partially offset by the unfavorable year-over-year impact of items affecting comparability.

Adjusted operating income advanced approximately 10% to $702 million in the second quarter of 2019, compared to Adjusted pro forma operating income of $640 million in the year-ago period. This strong growth was achieved despite comparison to the second quarter of 2018 that included a $16 million gain in connection with the acquisition of Big Red and a $5 million one-time reimbursement from a resin supplier which, combined, had the effect of reducing the year-over-year Adjusted operating income growth rate by more than three percentage points. Driving the performance in the second quarter of 2019 were strong productivity and merger synergies, both of which benefitted cost of goods sold and SG&A, and growth in underlying net sales, partially offset by inflation, particularly in packaging and logistics. Adjusted operating margin grew 230 basis points to 25.0% in the second quarter.

Net income increased to $314 million in the second quarter of 2019, compared to $83 million in the year-ago period, primarily reflecting the impact of the merger, partially offset by the unfavorable year-over-year impact of items affecting comparability. Diluted EPS grew 120% to $0.22 in the second quarter of 2019, compared to diluted EPS of $0.10 in the year-ago period.

Adjusted net income advanced approximately 19% to $423 million in the second quarter of 2019, compared to Adjusted pro forma net income of $356 million in the year-ago period. This performance primarily reflected the strong growth in Adjusted operating income and significantly lower interest expense, resulting from the benefits of unwinding several interest rate swap contracts and reduced outstanding indebtedness. Adjusted diluted EPS increased 15% to $0.30, compared to Adjusted pro forma diluted EPS of $0.26 in the year-ago period, reflecting the growth in Adjusted net income, partially offset by an increase in diluted shares outstanding, largely due to the acquisition of Core Nutrition LLC in November 2018.

Strong free cash flow generation resulting from the Company’s growth in operating profit and ongoing effective working capital management enabled KDP to reduce its outstanding debt by $303 million in the quarter. For the first six months of 2019, the Company has reduced its outstanding debt by $717 million.

_________________________
(2) In-market performance (retail consumption; market share) based on Keurig Dr Pepper’s custom IRi category definitions.
(3) CSD refers to “Carbonated Soft Drink” and RTD refers to “Ready to Drink”.

Second Quarter Segment Results

Coffee Systems
Net sales for the second quarter of 2019 increased 4.3% to $990 million, compared to $949 million in the year-ago period, reflecting higher volume/mix of 8.3%, partially offset by lower net price realization of 3.5% and unfavorable foreign currency translation of 0.5%.
The volume/mix growth of 8.3% for Coffee Systems was driven by a 12.8% increase in K-Cup pod volume and a 19.4% increase in brewer volume both, in part, due to timing. Partially offsetting this volume growth was unfavorable pod sales mix, primarily reflecting the mix impact of higher shipments to branded partners in the second quarter of 2019.
Operating income for Coffee Systems advanced 4.7% to $287 million in the second quarter of 2019, compared to $274 million in the year-ago period. Adjusted operating income advanced 8.2% to $331 million, compared to Adjusted pro forma operating income of $306 million in the year-ago period, primarily reflecting productivity and the strong growth in pod sales, partially offset by inflation in packaging and logistics. Adjusted operating margin grew 120 basis points versus year-ago to 33.4%.
Packaged Beverages
Net sales for the second quarter of 2019 decreased 4.9% to $1.31 billion, compared to Adjusted pro forma net sales of $1.38 billion in the year-ago period, reflecting underlying net sales growth of 1.0%, driven by higher net price realization of 2.0% that was partially offset by lower volume/mix of 1.0%, as well as a 0.5% benefit from the shift of Easter into the second quarter of 2019. These positive drivers were more than offset by the expected unfavorable impact related to the year-over-year changes in the Allied Brands portfolio that totaled 6.3%, as well as unfavorable foreign currency translation of 0.1%.
Net sales growth in the quarter was registered by CORE, Dr Pepper, Sunkist and Canada Dry, while Bai and 7UP declined. Contract manufacturing also registered growth in the quarter.
Operating income for Packaged Beverages totaled $186 million in the second quarter of 2019. Adjusted operating income in the second quarter of 2019 advanced 18.0% to $190 million, compared to Adjusted pro forma operating income of $161 million in the prior year, largely reflecting strong productivity and merger synergies, as well as timing of marketing investment versus the year-ago period. These drivers were partially offset by inflation, particularly in packaging and manufacturing input costs. Adjusted operating margin grew 280 basis points versus year-ago to 14.5%.
Beverage Concentrates
Net sales for the second quarter of 2019 increased 3.1% to $370 million, compared to Adjusted pro forma net sales of $359 million in the year-ago period, reflecting higher net price realization of 4.4%, partially offset by lower volume/mix of 1.1% and unfavorable foreign currency translation of 0.2%.
Dr Pepper continued to fuel the growth in net sales for the segment, along with the strength of Canada Dry, Schweppes and A&W. Shipment volume declined 1.0%, largely due to Dr Pepper and Crush, partially offset by volume growth for Canada Dry. Bottler case sales volume increased 1.9% in the quarter.
Operating income for Beverage Concentrates totaled $244 million in the second quarter of 2019. Adjusted operating income in the quarter increased 4.2% to $246 million, compared to Adjusted pro forma operating income of $236 million in the year-ago period, primarily reflecting the growth in net sales. Adjusted operating margin grew 80 basis points versus year-ago to 66.5%.

Latin America Beverages
Net sales in the second quarter of 2019 increased 3.7% to $141 million, compared to Adjusted pro forma net sales of $136 million in the year-ago period, reflecting higher net price realization of 3.8% and favorable foreign currency translation of 1.3%, partially offset by lower volume/mix of 1.4%.
Operating income for Latin America Beverages totaled $26 million in the second quarter of 2019. Adjusted operating income totaled $20 million in the second quarter of 2019, compared to Adjusted pro forma operating income of $26 million in the year-ago period. This $6 million decline reflected the comparison to a $5 million benefit in the second quarter of 2018 related to a reimbursement by a resin supplier, as well as inflation in logistics and input costs. These factors more than offset the benefit of the net sales growth and productivity.
KDP Adjusted Pro forma Outlook for 2019
The Company reaffirmed Adjusted diluted EPS growth in 2019 in the range of 15% to 17%, or $1.20 to $1.22 per diluted share, in line with its long-term merger target. Supporting this guidance are the following expectations:

•
Net sales growth of approximately 2%, which incorporates an approximate 100 bps unfavorable impact from the changes in the Allied Brands portfolio and is consistent with the Company’s long-term merger target of 2-3%.

•	Merger synergies of $200 million in 2019, consistent with the Company’s long-term merger target for $200 million per year over the 2019-2021 period.

•	Adjusted other expense, net is expected to approximate $30 million of expense in 2019 and assumes no gains related to changes in the Allied Brands portfolio.

•
Adjusted interest expense is now expected to be in the range of $550 million to $565 million, including the $40 million first-half 2019 benefit of unwinding interest rate swap contracts, the exclusion of non-cash amortization of the fair value adjustment related to the merger on a portion of the debt and ongoing deleveraging.

•	The Adjusted effective tax rate is expected to be in the range of 25.0% to 25.5%.

•	Diluted weighted average shares outstanding are estimated to be approximately 1,420 million.

•	Free Cash Flow generation is expected to be in the range of $2.3 billion to $2.5 billion.

•	Management leverage ratio is expected to be in the range of 4.4x to 4.5x at year end 2019.
As a result of the significant cash flow generation, the Company also reaffirmed its guidance of achieving a management leverage ratio below 3.0x within three years of the July 2018 closing of the merger.

Investor Contacts:
Tyson Seely
Keurig Dr Pepper
T: 781-418-3352 / tyson.seely@kdrp.com

Steve Alexander
Keurig Dr Pepper
T: 972-673-6769 / steve.alexander@kdrp.com

Media Contact:
Katie Gilroy
Keurig Dr Pepper
T: 781-418-3345 / katie.gilroy@kdrp.com

About Keurig Dr Pepper
Keurig Dr Pepper (KDP) is a leading coffee and beverage company in North America, with annual revenue in excess of $11 billion. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. The Company maintains an unrivaled distribution system that enables its portfolio of more than 125 owned, licensed and partner brands to be available nearly everywhere people shop and consume beverages. With a wide range of hot and cold beverages that meet virtually any consumer need, KDP key brands include Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. The Company employs more than 25,000 employees and operates more than 120 offices, manufacturing plants, warehouses and distribution centers across North America. For more information, visit www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the combination of Keurig Green Mountain, Inc. (“KGM”) and Dr Pepper Snapple Group, Inc. (“DPSG” and such combination, the “transaction”), the anticipated benefits of the transaction, including estimated synergies and cost savings, and other statements that are not historical facts. These statements are based on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are subject to a number of risks and uncertainties regarding the combined company’s business and the combination and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the transaction may have on our ability to operate our combined business, (ii) risks relating to the integration of the KGM and DPS operations, products and employees into the combined company and assumption of certain potential liabilities of KGM and the possibility that the anticipated synergies and other benefits of the combination, including cost savings, will not be realized or will not be realized within the expected timeframe, and (iii) risks relating to the combined businesses and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in the Company’s filings with the SEC, including our Current Report on Form 10-K filed with the SEC on February 28, 2019, and our subsequent filings with the SEC. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted pro forma net sales, Adjusted pro forma operating income, and Adjusted diluted EPS, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs related to the Transaction and integration activities, which are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance, and to provide a meaningful comparison of the Company’s performance to periods prior to the Transaction. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this presentation and included in the Company’s filings with the SEC.

See the attached schedules for the supplemental financial data and corresponding reconciliations of KDP Adjusted pro forma net sales, Adjusted pro forma operating income, and Adjusted diluted EPS.

To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Second Quarter and First Six Months of 2019 and 2018
(Unaudited)

	Second Quarter		First Six Months
(in millions, except per share data)	2019	2018	2019	2018
Net sales	$2,812	$949	$5,316	$1,897
Cost of sales	1,186	458	2,292	925
Gross profit	1,626	491	3,024	972
Selling, general and administrative expenses	1,028	321	1,939	621
Other operating expense, net	11	3	—	6
Income from operations	587	167	1,085	345
Interest expense	170	51	339	49
Interest expense - related party	—	26	—	51
Loss on early extinguishment of debt	—	—	9	2
Other expense (income), net	1	(8)	6	5
Income before provision for income taxes	416	98	731	238
Provision for income taxes	102	13	187	64
Net income	314	85	544	174
Less: Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	—	2	—	3
Net income attributable to KDP	$314	$83	$544	$171

Earnings per common share:
Basic	$0.22	$0.10	$0.39	$0.21
Diluted	0.22	0.10	0.38	0.21
Weighted average common shares outstanding:
Basic	1,406.7	790.5	1,406.5	790.5
Diluted	1,419.2	790.5	1,418.5	790.5

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2019 and December 31, 2018
(Unaudited)

	June 30,	December 31,
(in millions, except share and per share data)	2019	2018
Assets
Current assets:
Cash and cash equivalents	$106	$83
Restricted cash and restricted cash equivalents	44	46
Trade accounts receivable, net	1,068	1,150
Inventories	686	626
Prepaid expenses and other current assets	317	254
Total current assets	2,221	2,159
Property, plant and equipment, net	2,290	2,310
Investments in unconsolidated affiliates	170	186
Goodwill	20,039	20,011
Other intangible assets, net	24,228	23,967
Other non-current assets	572	259
Deferred tax assets	27	26
Total assets	$49,547	$48,918
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,909	$2,300
Accrued expenses	869	1,012
Structured payables	595	526
Short-term borrowings and current portion of long-term obligations	1,806	1,458
Other current liabilities	516	406
Total current liabilities	6,695	5,702
Long-term obligations	13,164	14,201
Deferred tax liabilities	6,034	5,923
Other non-current liabilities	771	559
Total liabilities	26,664	26,385
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,406,706,062 and 1,405,944,922 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	14	14
Additional paid-in capital	21,524	21,471
Retained earnings	1,294	1,178
Accumulated other comprehensive income (loss)	51	(130)
Total stockholders' equity	22,883	22,533
Total liabilities and stockholders' equity	$49,547	$48,918

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The First Six Months of 2019 and 2018
(Unaudited)

	First Six Months
(in millions)	2019	2018
Operating activities:
Net income	$544	$174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	172	66
Amortization expense	172	65
Provision for sales returns	16	22
Deferred income taxes	(5)	(38)
Employee stock based compensation expense	34	20
Loss on early extinguishment of debt	9	2
Unrealized (gain) or loss on foreign currency	(25)	13
Unrealized (gain) loss on derivatives	43	(39)
Equity in earnings of unconsolidated affiliates, net of tax	27	7
Other, net	(19)	20
Changes in assets and liabilities, net of effects of acquisition:
Trade accounts receivable	68	119
Inventories	(56)	(30)
Income taxes receivable, prepaid and payables, net	64	21
Other current and non-current assets	(149)	(59)
Accounts payable and accrued expenses	339	215
Other current and non-current liabilities	(31)	—
Net change in operating assets and liabilities	235	266
Net cash provided by operating activities	1,203	578
Investing activities:
Acquisitions of business	(8)	—
Issuance of related party note receivable	(14)	(2)
Investments in unconsolidated affiliates	(11)	(22)
Purchases of property, plant and equipment	(118)	(44)
Proceeds from sales of property, plant and equipment	19	—
Purchases of intangibles	(4)	(12)
Other, net	22	—
Net cash used in investing activities	(114)	(80)
Financing activities:
Proceeds from senior unsecured notes	—	8,000
Proceeds from term loan	2,000	—
Net Issuance of commercial paper	381	—
Proceeds from structured payables	78	—
Payments on structured payables	(9)	—
Payments on senior unsecured notes	(250)	—
Repayment of term loan	(2,848)	(254)
Payments on finance leases	(19)	(9)
Deferred financing charges paid	—	(35)
Cash contributions from redeemable non-controlling interest shareholders	—	12
Cash dividends paid	(423)	(23)
Other, net	10	(1)
Net cash (used in) provided by financing activities	(1,080)	7,690
Cash, cash equivalents, restricted cash and restricted cash equivalents — net change from:
Operating, investing and financing activities	9	8,188
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	12	1
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	139	95
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$160	$8,284

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

	Second Quarter		First Six Months
(in millions)	2019	2018	2019	2018
Net Sales
Coffee Systems	$990	$949	$1,958	$1,897
Packaged Beverages	1,311	—	2,427	—
Beverage Concentrates	370	—	674	—
Latin America Beverages	141	—	257	—
Total net sales	$2,812	$949	$5,316	$1,897

Income from Operations
Coffee Systems	$287	$274	$580	$531
Packaged Beverages	186	—	335	—
Beverage Concentrates	244	—	445	—
Latin America Beverages	26	—	37	—
Unallocated corporate costs	(156)	(107)	(312)	(186)
Total income from operations	$587	$167	$1,085	$345

Unaudited Pro Forma Financial Information
On January 29, 2018, DPS entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among DPS, Maple and Salt Merger Sub, Inc. (“Merger Sub”), whereby Merger Sub will be merged with and into Maple, with Maple surviving the merger as a wholly-owned subsidiary of DPS (the “Transaction”). The Transaction was consummated on July 9, 2018 (the "Merger Date"), at which time DPS changed its name to "Keurig Dr Pepper Inc.".
Immediately prior to the consummation of the Transaction (the “Effective Time”), each share of common stock of Maple issued and outstanding was converted into the right to receive a number of fully paid and nonassessable shares of common stock of Merger Sub determined pursuant to an exchange ratio set forth in the Merger Agreement (the “Acquisition Shares”). As a result of the Transaction, the stockholders of Maple as of immediately prior to the Effective Time own approximately 87% of DPS common stock following the closing and the stockholders of DPS as of immediately prior to the Effective Time own approximately 13% on a fully diluted basis. Upon consummation of the Transaction, DPS declared a special cash dividend equal to $103.75 per share, subject to any withholding of taxes required by law, payable to holders of its common stock as of the record date for the special dividend.
The following unaudited pro forma combined financial information second quarter and first six months of 2018 is based on the actual first quarter financial statements of KDP after giving effect to the Transaction and the assumptions, reclassifications and adjustments described in the accompanying notes to this financial information. The financial information is presented as if the Transaction had been consummated on December 31, 2016, and combines the historical results of DPS and Maple. Refer to the Summary of Pro Forma Adjustments and Summary of Reclassifications below for details of the reclassifications and adjustments applied to the historical financial statements of DPS and of Maple, which is now reflected under the KDP column.
The financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. We utilized fair values at the Merger Date for the allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed. The historical consolidated financial statements have been adjusted in the accompanying financial information to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) are expected to have a continuing impact on the results of operations of KDP.
As a result of the measurement period adjustments for the DPS Merger, we have finalized the accompanying unaudited pro forma condensed combined statements of income during the second quarter of 2019. Changes to the presentation for the year ended December 31, 2018 were not significant.
The financial information has been prepared based upon currently available information and assumptions deemed appropriate by the Company's management. This financial information is not necessarily indicative of what our results of operations actually would have been had the Transaction been completed as of December 31, 2016. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the Transaction. The financial information should be read in conjunction with historical financial statements and accompanying notes filed with the SEC.

Summary of Pro Forma Adjustments
Pro forma adjustments included in the Pro Forma Combined Statements of Income are as follows:

a.
A decrease in Net sales to remove the historical deferred revenue associated with DPS' arrangements with PepsiCo, Inc. and The Coca-Cola Company, which were eliminated in the fair value adjustments for DPS as part of purchase price accounting.

b.
An increase in Net sales to remove the historical amortization of certain capitalized upfront customer incentive program payments. These were eliminated in the fair value adjustments for DPS as these upfront payments were revalued within the customer relationship intangible assets recorded in purchase price accounting.

c.
Adjustments to Selling, general and administrative ("SG&A") expenses due to changes in amortization as a result of the fair value adjustments for DPS' intangible assets with definite lives as part of purchase price accounting.

d.	Adjustments to SG&A expenses due to changes in depreciation as a result of the fair value adjustments for DPS' property, plant and equipment as part of purchase price accounting.

e.	A decrease to SG&A expenses for both DPS and KDP (Maple) to remove non-recurring transaction costs as a result of the Transaction.

f.	Removal of the Interest expense - related party caption for KDP (Maple), as the related party debt was capitalized into Additional paid-in capital immediately prior to the Transaction.

g.
Adjustments to Interest expense to remove the historical amortization of deferred debt issuance costs, discounts and premiums and to record incremental amortization as a result of the fair value adjustments for DPS' senior unsecured notes as part of purchase price accounting.

h.	Adjustments to Interest expense to record incremental interest expense and amortization of deferred debt issuance costs for borrowings related to the Transaction.

i.
Removal of the Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards caption as the Maple non-controlling interest was eliminated to reflect the capital structure of the combined company.

Summary of Reclassifications
Reclassifications included in the Pro Forma Combined Statements of Income for the three months ended March 31, 2018 are as follows:

a.	Foreign currency transaction gains and losses were reclassified from Cost of sales and SG&A expenses in the historical DPS Statements of Income to Other (income) expense, net.

b.	Depreciation and amortization expenses were reclassified from Depreciation and amortization in the historical DPS Statements of Income to SG&A expenses.

c.	Interest income was reclassified from Interest income in the historical DPS Statements of Income to Other (income) expense, net.

Keurig Dr Pepper Inc.
Pro Forma Condensed Combined Statement of Income
For the Second Quarter of 2018
(Unaudited)

(in millions, except per share data)	Reported KDP(1)	DPS Second Quarter of 2018(2)	Reclassifications(3)	Pro Forma Adjustments(3)	Pro Forma Combined
Net sales	$949	$1,886	$—	$(13)	$2,822
Cost of sales	458	790	—	(15)	1,233
Gross profit	491	1,096	—	2	1,589
Selling, general and administrative expenses	321	721	28	(50)	1,020
Depreciation and amortization	—	28	(28)	—	—
Other operating income (expense), net	3	(15)	—	1	(11)
Income from operations	167	362	—	51	580
Interest expense	51	43	—	76	170
Interest expense - related party	26	—	—	(26)	—
Other income, net	(8)	(2)	3	(1)	(8)
Income before provision for income taxes	98	321	(3)	2	418
Provision for income taxes	13	83	—	(1)	95
Income before equity in loss of unconsolidated affiliates	85	238	(3)	3	323
Equity in loss of unconsolidated affiliates, net of tax	—	(3)	3	—	—
Net income	85	235	—	3	323
Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	2	—	—	(2)	—
Net income attributable to KDP	$83	$235	$—	$5	$323
Earnings per common share:
Basic	$0.10	$1.30			$0.23
Diluted	0.10	1.30			$0.23
Weighted average common shares outstanding:
Basic	790.5	180.2		415.8	1,386.5
Diluted	790.5	181.1		414.9	1,386.5

(1)	Refer to the Statements of Income at A-1.

(2)	Refers to DPS's activity during the second quarter of 2018. Refer to our Quarterly Report on Form 10-Q as filed on August 8, 2018.

(3)	Refer to Summary of Pro Forma Adjustments at A-6.
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the First Six Months of 2018
(Unaudited)

(in millions, except per share data)	Reported KDP(1)	DPS First Six Months of 2018(2)	Reclassifications(3)	Pro Forma Adjustments(3)	Pro Forma Combined
Net sales	$1,897	$3,480	$—	$(26)	$5,351
Cost of sales	925	1,471	—	(28)	2,368
Gross profit	972	2,009	—	2	2,983
Selling, general and administrative expenses	621	1,347	55	(99)	1,924
Depreciation and amortization	—	55	(55)	—	—
Other operating income (expense), net	6	(14)	—	3	(5)
Income from operations	345	621	—	98	1,064
Interest expense	49	84	—	182	315
Interest expense - related party	51	—	—	(51)	—
Interest income	—	(1)	1	—	—
Loss on early extinguishment of debt	2	—	—	—	2
Other expense (income), net	5	(2)	8	14	25
Income before provision for income taxes	238	540	(9)	(47)	722
Provision for income taxes	64	137	—	(13)	188
Income before equity in loss of unconsolidated affiliates	174	394	(9)	(34)	534
Equity in loss of unconsolidated affiliates, net of tax	—	(9)	9	—	—
Net income	174	385	—	(34)	534
Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	3	—	—	(3)	—
Net income attributable to KDP	$171	$394	$—	$(31)	$534
Earnings per common share:
Basic	$0.21	$2.19			$0.39
Diluted	0.21	2.17			0.39
Weighted average common shares outstanding:
Basic	790.5	180.1		415.9	1,386.5
Diluted	790.5	181.0		415.0	1,386.5

(1)	Refer to the Statements of Income.

(2)	Refers to DPS's activity during the first six months of 2018. Refer to the Quarterly Report on Form 10-Q as filed on August 8, 2018.

(3)	Refer to Summary of Pro Forma Adjustments on A-6.
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF PRO FORMA SEGMENT INFORMATION
(Unaudited)

(in millions)	Reported KDP(1)	DPS Second Quarter of 2018(2)	Pro Forma Adjustments(3)	Pro Forma Combined
For the Second Quarter of 2018
Net Sales
Coffee Systems	$949	$—	$—	$949
Packaged Beverages	—	1,378	—	1,378
Beverage Concentrates	—	372	(13)	359
Latin America Beverages	—	136	—	136
Total net sales	$949	$1,886	$(13)	$2,822

Income from Operations
Coffee Systems	$274	$—	$—	$274
Packaged Beverages	—	148	11	159
Beverage Concentrates	—	248	(13)	235
Latin America Beverages	—	26	—	26
Unallocated corporate costs	(107)	(60)	53	(114)
Total income from operations	$167	$362	$51	$580

(in millions)	Reported KDP(1)	DPS First Six Months of 2018(2)	Pro Forma Adjustments(3)	Pro Forma Combined
For the First Six Months of 2018
Net Sales
Coffee Systems	$1,897	$—	$—	$1,897
Packaged Beverages	—	2,556	—	2,556
Beverage Concentrates	—	675	(26)	649
Latin America Beverages	—	249	—	249
Total net sales	$1,897	$3,480	$(26)	$5,351

Income from Operations
Coffee Systems	$531	$—	$(3)	$528
Packaged Beverages	—	297	20	317
Beverage Concentrates	—	441	(27)	414
Latin America Beverages	—	40	(2)	38
Unallocated Corporate	(186)	(157)	110	(233)
Total income from operations	$345	$621	$98	$1,064

(1)	Refer to the Statements of Income on A-1.

(2)	Refers to DPS's activity during the second quarter and first six months of 2018.

(3)	Refer to Summary of Pro Forma Adjustments on A-6.
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
For periods that occur in 2019, management compares the Adjusted GAAP, which is defined as U.S. GAAP results adjusted for certain items affecting comparability, for the second quarter and first six months of 2019 to Adjusted Pro Forma, which is defined as Pro Forma results adjusted for certain items affecting comparability, for the second quarter and first six months of 2018. Pro Forma information is no longer prepared as the second quarter and first six months of 2019 reflects DPS and Maple as a combined company for the entire period.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP and do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger and Keurig Acquisition; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense attributable to the matching awards made to employees who made an initial investment in the Keurig Green Mountain, Inc. Executive Ownership Plan or the Keurig Dr Pepper Omnibus Incentive Plan of 2009; and (vi) other certain items that are excluded for comparison purposes to prior year periods.
Prior to the second quarter of 2019, we did not add back the amortization of the fair value adjustment of the senior unsecured debt recognized as a result of the purchase price allocation for the DPS Merger. As this item is similar to the amortization of intangibles, we changed our method of computing Adjusted Pro Forma (2018) and Adjusted GAAP (2019) results to exclude the amortization of the fair value adjustment of the senior unsecured notes in order to reflect how management views our business results on a consistent basis.
For the second quarter and first six months of 2019, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses; (ii) expenses associated with our productivity projects; (iii) transaction costs not associated with the DPS Merger; (iv) provision for legal settlements; (v) the impact of the step-up of acquired inventory not associated with the DPS Merger (vi) the loss on early extinguishment of debt related to the redemption of debt and (vii) the loss related to the malware incident.
For the second quarter and first six months of 2018, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses; (ii) expenses associated with our productivity projects; (iii) provisions for legal settlements;(iv) the loss on early extinguishment of debt related to the redemption of debt; and (v) tax reform associated with the TCJA.
Reconciliations for these items are provided in the tables below.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Second Quarter of 2019
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating expense, net	Income from operations	Operating margin
Reported	$1,186	$1,626	57.8%	$1,028	$11	$587	20.9%
Items Affecting Comparability:
Mark to market	11	(11)		(3)	—	(8)
Amortization of intangibles	—	—		(32)	—	32
Stock compensation	—	—		(8)	—	8
Restructuring and integration costs	(1)	1		(37)	—	38
Productivity	(1)	1		(23)	(9)	33
Transaction costs	—	—		(1)	—	1
Provision for settlements	—	—		(8)	—	8
Malware Incident	—	—		(3)	—	3
Adjusted GAAP	$1,195	$1,617	57.5%	$913	$2	$702	25.0%

	Interest expense	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$170	$1	$416	$102	24.5%	$314	1,419.2	$0.22
Items Affecting Comparability:
Mark to market	(16)	(2)	10	4		6		—
Amortization of intangibles	—	—	32	9		23		0.02
Amortization of deferred financing costs	(3)	—	3	1		2		—
Amortization of fair value debt adjustment	(6)	—	6	1		5		—
Stock compensation	—	—	8	2		6		—
Restructuring and integration costs	—	—	38	11		27		0.02
Productivity	—	—	33	7		26		0.02
Transaction costs	(7)	—	8	2		6		—
Provision for settlements	—	—	8	2		6		—
Malware Incident	—	—	3	1		2		—
Adjusted GAAP	$138	$(1)	$565	$142	25.1%	$423	1,419.2	$0.30
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Second Quarter of 2018
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Pro Forma	$1,233	$1,589	56.3%	$1,020	$580	20.6%
Items Affecting Comparability:
Mark to market	(2)	2		9	(7)
Amortization of intangibles	—	—		(31)	31
Stock compensation	—	—		(6)	6
Restructuring and integration costs	—	—		(33)	33
Productivity	(2)	2		7	(5)
Provision for settlements	—	—		(2)	2
Adjusted Pro Forma	$1,229	$1,593	56.4%	$964	$640	22.7%

	Interest expense	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Pro Forma	$170	$(8)	$418	$95	22.7%	$323	1,386.5	$0.23
Items Affecting Comparability:
Mark to market	10	2	(19)	(5)		(14)		(0.01)
Amortization of intangibles	—	—	31	8		23		0.02
Amortization of fair value debt adjustment	(5)	—	5	1		4		—
Stock compensation	—	—	6	—		6		—
Restructuring and integration costs	—	—	33	6		27		0.02
Productivity	—	—	(5)	(1)		(4)		—
Provision for settlements	—	—	2	1		1		—
Tax reform	—	—	—	10		(10)		(0.01)
Adjusted Pro Forma	$175	$(6)	$471	$115	24.4%	$356	1,386.5	$0.26
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Six Months of 2019
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating expense, net	Income from operations	Operating margin
Reported	$2,292	$3,024	56.9%	$1,939	$—	$1,085	20.4%
Items Affecting Comparability:
Mark to market	(1)	1		9	—	(8)
Amortization of intangibles	—	—		(63)	—	63
Stock compensation	—	—		(15)	—	15
Restructuring and integration costs	(2)	2		(97)	—	99
Productivity	(4)	4		(29)	(9)	42
Transaction costs	—	—		(1)	—	1
Inventory Step-Up	(3)	3		—	—	3
Provision for settlements	—	—		(15)	—	15
Malware Incident	(2)	2		(6)	—	8
Adjusted GAAP	$2,280	$3,036	57.1%	$1,722	$(9)	$1,323	24.9%

	Interest expense	Loss on early extinguishment of debt		Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$339	$9		$731	$187	25.6%	$544	1,418.5	$0.38
Items Affecting Comparability:
Mark to market	(45)	—		37	11		26		0.02
Amortization of intangibles	—	—		63	17		46		0.03
Amortization of deferred financing costs	(7)	—		7	2		5		—
Amortization of fair value debt adjustment	(13)	—		13	2		11		0.01
Stock compensation	—	—		15	4		11		0.01
Restructuring and integration costs	—	—		99	26		73		0.05
Productivity	—	—		42	9		33		0.02
Transaction costs	(12)	—		13	3		10		0.01
Loss on early extinguishment of debt	—	(9)		9	2		7		—
Inventory Step-Up	—	—		3	1		2		—
Provision for settlements	—	—		15	4		11		0.01
Malware Incident	—	—	—	8	2		6		—
Adjusted GAAP	$262	$—		$1,055	$270	25.6%	$785	1,418.5	$0.55
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Six Months of 2018
(Unaudited, in millions, except per share data)

	Net sales	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating expense, net	Income from operations	Operating margin
Pro Forma	$5,351	$2,368	$2,983	55.7%	$1,924	$(5)	$1,064	19.9%
Items Affecting Comparability:
Mark to market	—	(16)	16		9	—	7
Amortization of intangibles	—	—	—		(59)	—	59
Stock compensation	—	—	—		(12)	—	12
Restructuring and integration costs	—	—	—		(39)	—	39
Productivity	—	(6)	6		(7)	(4)	17
Provision for settlements	4	—	4		—	—	4
Adjusted Pro Forma	$5,355	$2,346	$3,009	56.2%	$1,816	$(9)	$1,202	22.4%

	Interest expense	Loss on early extinguishment of debt	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Pro Forma	$315	$2	$25	$722	$188	26.0%	$534	1,386.5	$0.39
Items Affecting Comparability:
Mark to market	37	—	6	(36)	(9)		(27)		(0.02)
Amortization of intangibles	—	—	—	59	15		44		0.03
Amortization of deferred financing costs	(1)	—	—	1	1		—		—
Amortization of fair value debt adjustment	(10)	—	—	10	2		8		0.01
Stock compensation	—	—	—	12	2		10		0.01
Restructuring and integration costs	—	—	—	39	6		33		0.02
Productivity	—	—	—	17	5		12		0.01
Loss on early extinguishment of debt	—	(2)	—	2	—		2		—
Provision for settlements	—	—	—	4	1		3		—
Tax reform	—	—	—	—	7		(7)		(0.01)
Adjusted Pro Forma	$341	$—	$31	$830	$218	26.3%	$612	1,386.5	$0.44
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the second quarter of 2019:
Net Sales
Coffee Systems	$990	$—	$990
Packaged Beverages	1,311	—	1,311
Beverage Concentrates	370	—	370
Latin America Beverages	141	—	141
Total net sales	$2,812	$—	$2,812

Income from Operations
Coffee Systems	$287	$44	$331
Packaged Beverages	186	4	190
Beverage Concentrates	244	2	246
Latin America Beverages	26	(6)	20
Unallocated corporate costs	(156)	71	(85)
Total income from operations	$587	$115	$702

(in millions)	Pro Forma	Items Affecting Comparability	Adjusted Pro Forma
For the second quarter of 2018:
Net Sales
Coffee Systems	$949	$—	$949
Packaged Beverages	1,378	—	1,378
Beverage Concentrates	359	—	359
Latin America Beverages	136	—	136
Total net sales	$2,822	$—	$2,822

Income from Operations
Coffee Systems	$274	$32	$306
Packaged Beverages	159	2	161
Beverage Concentrates	235	1	236
Latin America Beverages	26	—	26
Unallocated corporate costs	(114)	25	(89)
Total income from operations	$580	$60	$640
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the first six months of 2019:
Net Sales
Coffee Systems	$1,958	$—	$1,958
Packaged Beverages	2,427	—	2,427
Beverage Concentrates	674	—	674
Latin America Beverages	257	—	257
Total net sales	$5,316	$—	$5,316

Income from Operations
Coffee Systems	$580	$86	$666
Packaged Beverages	335	15	350
Beverage Concentrates	445	2	447
Latin America Beverages	37	(5)	32
Unallocated corporate costs	(312)	140	(172)
Total income from operations	$1,085	$238	$1,323

(in millions)	Pro Forma	Items Affecting Comparability	Adjusted Pro Forma
For the first six months of 2018:
Net Sales
Coffee Systems	$1,897	$4	$1,901
Packaged Beverages	2,556	—	2,556
Beverage Concentrates	649	—	649
Latin America Beverages	249	—	249
Total net sales	$5,351	$4	$5,355

Income from Operations
Coffee Systems	$528	$90	$618
Packaged Beverages	317	4	321
Beverage Concentrates	414	1	415
Latin America Beverages	38	—	38
Unallocated corporate costs	(233)	43	(190)
Total income from operations	$1,064	$138	$1,202
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(Unaudited)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income	$1,106
Interest expense	695
Provision for income taxes	392
Loss on early extinguishment of debt	20
Other (income) expense, net	(19)
Depreciation expense	340
Amortization of intangibles	126
EBITDA	$2,660
Items affecting comparability:
Restructuring and integration expenses	$230
Transaction costs	5
Productivity	57
Provision for settlements	33
Stock compensation	24
Malware incident	8
Mark to market	58
Step-up of acquired inventory	5
Adjusted EBITDA	$3,080

June 30,
2019
Principal amounts of:
Commercial paper	$1,461
Term loan	1,735
Senior unsecured notes	11,975
Total principal amounts	15,171
Less: Cash and cash equivalents	106
Total principal amounts less cash and cash equivalents	$15,065

June 30, 2019 Management Leverage Ratio	4.9

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(Unaudited)

	PROFORMA		ADJUSTED
(in millions)	THIRD QUARTER OF 2018	FOURTH QUARTER OF 2018	FIRST SIX MONTHS OF 2019	LAST TWELVE MONTHS
Net income	$299	$263	$544	$1,106
Interest expense	178	178	339	695
Provision for income taxes	111	94	187	392
Loss on early extinguishment of debt	11	—	9	20
Other (income) expense, net	(34)	9	6	(19)
Depreciation expense	88	80	172	340
Amortization of intangibles	30	33	63	126
EBITDA	$683	$657	$1,320	$2,660
Items affecting comparability:
Restructuring and integration expenses	$47	$84	$99	$230
Transaction costs	2	2	1	5
Productivity	12	3	42	57
Provision for settlements	11	7	15	33
Stock compensation	4	5	15	24
Malware incident	—	—	8	8
Mark to market	26	40	(8)	58
Step-up of acquired inventory	—	2	3	5
Adjusted EBITDA	$785	$800	$1,495	$3,080

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first six months of 2019 and 2018, there were no certain items excluded for comparison to prior year periods.

	First Six Months
(in millions)	2019	2018
Net cash provided by operating activities	1,203	578
Purchases of property, plant and equipment	(118)	(44)
Proceeds from sales of property, plant and equipment	19	—
Free Cash Flow	$1,104	$534

RECONCILIATION OF CERTAIN ADJUSTED FINANCIAL RESULTS TO CERTAIN
CURRENCY NEUTRAL ADJUSTED FINANCIAL RESULTS
(Unaudited)
Adjusted net sales, adjusted income from operations and adjusted earnings per share, as adjusted to currency neutral: These adjusted financial results are calculated on a currency neutral basis by converting our current-period local currency financial results using the prior-period foreign currency exchange rates.

	For the Second Quarter of 2019
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Adjusted net sales	4.3%	(4.9)%	3.1%	3.7%	(0.4)%
Impact of foreign currency	0.5%	0.1%	0.2%	(1.3)%	0.2%
Adjusted net sales, as adjusted to currency neutral	4.8%	(4.8)%	3.3%	2.4%	(0.2)%

	For the Second Quarter of 2019
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Adjusted income from operations	8.2%	18.0%	4.2%	(23.1)%	9.7%
Impact of foreign currency	0.3%	0.2%	0.3%	(2.9)%	0.1%
Adjusted income from operations, as adjusted to currency neutral	8.5%	18.2%	4.5%	(26.0)%	9.8%

	For the First Six Months of 2019
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Adjusted net sales	3.0%	(5.0)%	3.9%	3.2%	(0.7)%
Impact of foreign currency	0.6%	0.1%	0.2%	0.4%	0.3%
Adjusted net sales, as adjusted to currency neutral	3.6%	(4.9)%	4.1%	3.6%	(0.4)%

	For the First Six Months of 2019
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Adjusted income from operations	7.8%	8.7%	6.9%	(17.9)%	10.3%
Impact of foreign currency	0.4%	0.1%	0.3%	(0.6)%	0.3%
Adjusted income from operations, as adjusted to currency neutral	8.2%	8.8%	7.2%	(18.5)%	10.6%

	For the Second Quarter of 2019	For the First Six Months of 2019
Adjusted diluted earnings per share	$0.30	$0.55
Impact of foreign currency	—	—
Adjusted diluted earnings per share, as adjusted to currency neutral	$0.30	$0.55